UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

REX STORES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

	2875 Needmore Road, Dayton, Ohio	45414
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (937) 276-3931

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On September 16, 2008, REX Stores Corporation (the "Company"), through its wholly-owned subsidiary Rex Radio and Television, Inc. (the "Seller"), completed the sale of its distribution center located in Cheyenne, Wyoming for approximately $4.4 million in cash, after selling expenses. Concurrently with the closing of the sale, the Seller entered into a lease agreement to leaseback approximately 64,000 square feet of the distribution center from the Purchaser for a lease term expiring August 31, 2011. The carrying value of the property was approximately $2.1 million.

     The Company paid off $0.6 million in mortgage debt related to the property sold and plans to use the balance of the sale proceeds for general corporate purposes. Future minimum annual rentals on the property leased back are estimated at $0.1 million, $0.3 million $0.3 million and $0.2 million for the fiscal years ended January 31, 2009, 2010, 2011 and 2012, respectively.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX STORES CORPORATION

Date: September 17, 2008	By:	/s/ DOUGLAS L. BRUGGEMAN
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	Name:	Douglas L. Bruggeman
	Title:	Vice President-Finance,
Chief Financial Officer
and Treasurer